Code Green Apparel Corp. 10-Q

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Code Green Apparel Corp. for the quarter ended March 31, 2016, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)   the Quarterly Report on Form 10-Q of Code Green Apparel Corp. for the quarter ended March 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Quarterly Report on Form 10-Q for the quarter ended  March 31, 2016, fairly presents in all material respects, the financial condition and results of operations of Code Green Apparel Corp.

By:	/s/ George J. Powell
Name:	George J. Powell
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	May 20, 2016

By:	/s/ George J. Powell
Name:	George J. Powell
Title:	Chief Executive Officer (Principal Accounting Officer)

Date:	May 20, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Code Green Apparel Corp. and will be retained by Code Green Apparel Corp. and furnished to the Securities and Exchange Commission or its staff upon request.